Exhibit E.1

Access, Offloading and Storage Specifications

Site Access Roads:

1.

On-site Access Roads shall be 16 feet wide with additional 3-foot compacted shoulders on each side (for a total width including the shoulders of 22 feet) and  shall have a minimum inside turning radius of 130 feet.

2.

Compaction should be adequate for a 15 metric ton per axel load, with a maximum 2 feet 3 inch deviation in any 98-foot span.

3.

Access Roads shall be graded so as to self drain.

4.

To accommodate long loads, intersections of new Access Roads and existing highways shall be modified by construction of temporary gravel Access Roads with a minimum inside turning radius at the access of 150 feet and suitable culverts.

5.

Any change of slope on a vertical curve shall not exceed 1% every 50 feet.

Storage Specifications:

See attached Nacelle Transport Instruction and Freewheeling Instruction.  The Nacelle Transport Instruction shall be applicable to Buyer only following the earlier of (i) transfer of title of the Turbine Equipment pursuant to Section 8.1 of the Agreement and (ii) any delivery of the Turbine Equipment to an Alternate Delivery Location.

MG&E Turbine Supply Agreement, Exhibit E.2

Exhibit E.2

Fiber Cable Handling Instructions

Class 1

Item no. 951471.R0

2003-12-10

Fiber Cable Handling

and Installation

VestasOnline™

WWW.VESTAS.COM

Vestas Wind Systems A/S

Smed Soerensens Vej 5

DK-6950 Ringkoebing

SF# 1091496

Table of Contents

Table of Contents ..............................................................................1

Fiber cable handling and installation requirements ......................2

1.

Installation practices ........................................................................2

2.

Labelling ..........................................................................................2

3.

Optical fiber cable types ..................................................................3

4.

Optical loss in fiber components .....................................................3

5.

Connectors ......................................................................................3

6.

Inspection and testing .....................................................................4

7.

Calculating budget and fiber distances  ...........................................4

8.

Definitions .......................................................................................6

Fiber cable handling and installation requirements

1. Installation practices

Instructions in the data sheet from the producer of the cable should always be followed. The data sheet informs you about

minimum bending radius, tensile

strength and temperature conditions, etc.

Buried cables must be put in cable conduits. To ease repair or replacement in case of a breakdown it is recommended to pull the cables into tubes. It is a requirement

that fiber cables must always be

at least 10 meters

longer than the

actual distance between cable termination points. The reason for this excessive length is that in case of a break, you will be able to pull some of the surplus fiber out to the place where the fault occurred. This results in only having to make one splice on the cable instead of two (especially convenient if tubes are used). In the wind turbines, the excessive length is also required to ensure that the fiber cable can be routed in a safe and correct manner from the bottom of the turbines to the turbine controller cabinet, and to ensure that there is enough cable for splicing and mounting of connectors.

The following is to be considered when selecting the fiber cable type:

- What type of fiber is needed (Single-Mode/Multi-Mode, depending on distance)?

- How many fibers are needed in each cable section?

- Indoor cable: demands regarding fire, smoke emission, halogen free cables, etc.?

- O

utdoor cable:  is moisture and rodent protection needed (glass or metal protection – metal protection is only recommended if required by local demands); will overhead cables be used (high tension, UV resistant, etc.)?

-

Loose buffer

cable types

must

be used for outdoor purposes and tight-buffered

cable may be used for indoor purposes (patch cables).

In case of underground splicing, you must use closures that are environmentally sealed and are approved for underground use.

2. Labelling

All installed cables shall be labelled at both ends with an appropriate labelling system. Label lettering shall be clearly legible black lettering on a white or yellow background. In all practical instances, labels shall be oriented such that the label can be read without moving the cable to which the label is affixed.

Labelling shall be as follows:

---

“WT1 – WT2” --------------------------/~/------------------------“WT1-WT2”----

The text indicates “to – from” on each end (the ‘from’ indicates where the fiber comes from, and ‘to’ indicates where the fiber shall go to. The ‘to’ part is always placed at the end of the fiber.

[_______]

Item no. 951471.R0

Class: I

Date: 2003-12-10

SF# 1091496

7

3.  Optical fiber cable

The accepted fiber cable types for use in Vestas communication systems are types

listed below. All fiber equipment (switches, converters etc.) used by Vestas is operating at 1300 nm - except long-haul equipment that operates at 1550 nm.

Type

Core

Switch

Min. Bandwidth (MM)

Max.

of

Cladding

Max. Attentuation

power

2)

Max. Dispersion (SM)

length

1)

cable

diameter

budget

µ

Multi-Mode

3)

50/125

m

1300nm:

1 dB/km

800 MHz*km

8 dB

5,000 m

µ

62.5/125

m

1300nm:

1 dB/km

500 MHz*km

11 dB

4,000 m

µ

Single-Mode

9

/125

m

1300 nm:

0.4 dB/km

3.5 ps/nm*km

16 dB

32,500 m

1550 nm: 0.25 dB/km

19 ps/nm*km

29 dB

86,600 m

1)

For 100 Mbit/s switch equipment. See data sheet for 1 Gbit/s equipment.

2)

Theoretical max. length of cable without any splicing.

3)

50/125 m or 62.5/125  m Multi-Mode cable may be used, 50/125  m is recommended.

µ

µ

µ

4.  Optical loss in fiber

Each splicing, connector or patching in the fiber system introduces a certain components

amount of loss. The maximum allowable loss is as follows.

Loss in:

Multi-Mode

Single-Mode

Splicing

0.

1

dB

0.

1 dB

0.

4 dB

0

.4 dB

[_______]

Connector

4)

4)

Loss is for each connector (a patch is 2 connectors, a switch/cable connection is also 2 connectors)

Fiber optic installations depend on the cleaning of the connectors, which means that every time a connector is taken out of its place, it has to be cleaned before being put back in place again. This operation is done with Isopropyl alcohol and special lens-cleaning tissues. It is also necessary always to mount the dust caps on adapters and connectors when not in use.

5. Connectors

The type of connectors to be mounted on fibers must be agreed upon in each specific project. Connectors of type

SC

, push-pull connectors, are recommended

in EIA/TIA standards and are

preferred

by Vestas. The normal line of interface

between cable contractor (if not Vestas) and Vestas is the Patch box connector adapters in the Patch box delivered from Vestas. Connectors may come with different polishing techniques, Physical Contact (PC), Ultra Physical Contact

(UPC) and Angled Physical Contact (APC).  The type used by Vestas shall be of

Physical Contact (PC) type, also sometimes referred to as SC/PC for the SC connector type.

7

6.

Inspection and

When the installation and the termination of the fiber is completed, all the fibers testing

must be measured at two wavelengths:

- Multi-Mode at 850/1300 nm,

- S

ingle-Mode at 1310/1550 nm

These measurements are always taken point-to-point. All fibers must be tested individually with following measurement methods (normally both methods are required by Vestas):

-

Power-through test (attenuation)

-

is done with an Optical Loss Test Set. This

is an end-to-end test with an optical source at one end and a power meter at other end. This test method is used to measure every single stretch of fiber cable. Measurements must be taken in both directions and measurements must be taken at two wavelengths.

-

OTDR bi-directional verify

- measured with an OTDR measurement

instrument. This test method is used for measurement on cables with one or more splicings to verify the quality of the splicing. It is also useful to verify that cable bends are not to tight etc. Measurements must be taken in both directions and measurements must be taken at two wavelengths.

NOTE:

All cable connection descriptions, attenuation measurements and OTDR reports have to be delivered to Vestas and the customer as documentation on the fiber installation. As minimum this report includes for each fiber: end-to-end distance,

total loss and measurement report. The OTDR report must contain an attenuation curve (OTDR trace) and must include additionally information on attenuations in each peak point (splicing, patch-connection, bend, etc.).  Reports may be delivered in printed form or electronically (MS Word, MS Excel or PDF format preferred).

7.  Calculating budget

The ideal method for determining the optical loss is to actually measure the loss and fiber distances

once the fiber has been laid. However, for the initial fiber design, the loss must be calculated. You should always test and validate the loss once the fiber is laid.

Note that all calculations assume the Full Duplex (FDX) mode of operation,

which is used in Vestas’ communication systems.

Two calculations can be made:

signal loss

through a known length of fiber and

with a known number of splicings and connections, or

maximum fiber distance

given a known power budget and assumed maximum loss in splicings and connections.

Calculating maximum signal loss is simply the sum of all worst-case variables within each fiber segment. The numbers shown in the tables in section 2 and 3 above are the maximum allowable loss, used in the following calculations

[_______]

7

Signal Loss [dB]

= (Fiber Attenuation H km)

+

(Splice Attenuation H # of splices)

+

(Connector Attenuation H # of connectors)

+

(Safety Margin, normally 3 dB)

The Signal Loss may not exceed the Power Budget of the switch equipment used

(see values in section 3. Optical fiber cable types).

For a given power budget - and making some assumptions about the number of splices and connections - you can also estimate the distance you can run a fiber of particular specifications. Calculation of

Net Power Budget

may be done as

follows, and afterwards the

maximum cable distance

can be calculated:

Net Power Budget [dB]

=  (Power budget from switch)

-

(Losses from splices H # of splices)

-

(Losses from connectors H # of connectors)

-

(Safety margin, normally 3 dB)

Max. cable distance

[km]

= Net Power Budget / Fiber Attenuation

PB

Multi-Mode cable tends to disperse a light wave unevenly and can create a form of timing jitter as the data traverses the cable. This modal dispersion tends to create data errors as the data rate increases.

In addition to calculating budget across Multi-Mode fiber, you also need to calculate the losses resulting from modal dispersion. The maximum link distance due to data rate restrictions for Multi-Mode fibers is as follows:

Max. cable distance

[km]

=Bandwidth of fiber / Signal Rate

MD

where signal rate for different data rates is as follows:

Standard

Actual Signal Rate

Data Rate (Mbps)

10

BaseFL

20 MHz

10

10

0BaseFX, 100BaseSX

125 MHz

100

For example, assuming you are using 100 Mbps Fast Ethernet with an actual bit rate of 125 MHz across a 62.5/125 m Multi-Mode fiber at 1300 nm. The modal

µ

dispersion of 1300 nm Multi-Mode cable is 500 MHz*km minimum and will result in the maximum distance due to modal dispersion:

Max. Distance

[km]=500 [MHz*km] / 125 [MHz]= 4 [km]

MD

The

maximum acceptable length of your fiber

will be the

least

of the max.

cable distances calculated above.

SF# 1091496

7

8. Definitions

ITU G 652

Defines the specification for standard Single-Mode optical fiber.

ITU G 653

Defines the specifications for dispersion shifted Single-Mode optical fiber.

ITU G 655

Defines the specifications for non-zero dispersion shifted fiber.

EIA/TIA

The Electronic Industries Alliance (EIA) is a national trade organization that includes the full spectrum of U.S. manufacturers, representing more than 80% of the $430 billion electronics industry. The Telecommunications Industry

Association (TIA), formed in 1984, as a non-profit making organisation owned by its members, is the prime national trade association for the telecommunications industry in Great Britain. TIA’s role is to improve the competitiveness, global business development, technical and quality standards and staff competence of its members.

Dispersion

Multi-Mode dispersion (Modal dispersion) and spectral dispersion cause

Dispersion. Modal dispersion occurs in Multi-Mode cables where there are higher order and lower order modes so the same signal will be delayed by different amounts resulting in the spreading of the pulse. This effect does not occur in Single-Mode fibers. Spectral dispersion occurs in MM and SM cables because different wavelengths are travelling at different velocities through a medium. The factors affecting dispersion are fiber cable length, fiber specifications, data rate and wavelength. Other dispersions may occur are

Chromatic Dispersion, Polarisation Mode Dispersion, etc.

Dispersion is measured in

ps/km*nm

which represents the amount of pulse

spread from an ideal pulse for every km of fiber and every nm of wavelength change.

LSZH (Low Smoke Zero Halogen), FRNC (Flame Retardant Non Corrosive),

LSHN (Low Smoke Non Halogen)

Cable materials for both indoor and outdoor use that do not emit toxic smoke if burning.

OTDR

Optical Time Domain Reflectometer, used to measure the length of a cable, and detect any flaws in it. Can also be used to measure end-to-end loss, although less accurately than a power meter.

OLTS

Optical Loss Test Sets: Optical Source and Power Meter used to measure the end-to-end loss through a fiber optic strand, or system of cable, connectors and patch cables. Measurements are more accurate than an OTDR.

[_______]

7

Bandwidth

Fiber bandwidth is given in MHz*km. A product of frequency and distance,

bandwidth scales with distance: if you halve the distance, you double the frequency. If you double the distance, you halve the frequency.

Attenuation

Attenuation is loss of power. During transit, light pulses lose some of their energy. Attenuation for a fiber is specified in decibels per kilometre (dB/km).

Attenuation varies with the wavelength of light. There are three low-loss

"windows" of interest: 850 nm, 1300 nm, and 1550 nm. The 850-nm window is perhaps the most widely used because 850-nm devices are inexpensive. The

1300nm window offers lower loss, but at a modest increase in the cost of LEDs.

The 1550nm window today is mainly of interest for long-distance telecommunications applications.

Loose Buffer

The fiber is contained in a plastic tube for protection. To secure better waterproofing protection to the fiber, the space between the tubes is sometimes gel-filled. Typical application is outdoor installations. One drawback of the loose buffer construction is a larger bending radius.

Tight Buffer

Buffer layers of plastic and yarn material are applied over the fiber. Results in a smaller cable diameter with a smaller bending radius.

[__________]